The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus Supplement to Prospectus dated July 21, 2010
Filed pursuant to Rule 424(b)(2) (Registration No. 333-167975)

SUBJECT TO COMPLETION, DATED MAY 12, 2011
PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JULY 21, 2010

                         Shares

Antares Pharma, Inc.

We are offering up to             shares of our common stock at a price per share of $      . We will receive all of the net proceeds from the sale of such common stock.

Our common stock is listed on the NYSE Amex under the symbol “AIS.” The last reported sale price of our common stock on the NYSE Amex on May 12, 2011 was $1.80 per share.

Investing in our securities involves a high degree of risk.
See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus and the documents incorporated by reference herein.

	Per Share	Total
Price to the public	$	$
Underwriting discount	$	$
Proceeds to us, before expenses	$	$

The underwriters may purchase up to an additional             shares of our common stock within 30 days after the date of this prospectus supplement to cover over-allotments, if any.

Delivery of the shares of common stock will be made on or about            , 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

___________________________

Oppenheimer & Co.

The date of this prospectus supplement is             , 2011

TABLE OF CONTENTS

Prospectus Supplement

Available Information	S-1
Cautionary Statement Concerning Forward-Looking Statements	S-2
Prospectus Summary	S-3
The Offering	S-4
Risk Factors	S-5
Use of Proceeds	S-5
Price Range of Our Common Stock	S-5
Dilution	S-6
Underwriting	S-7
Legal Matters	S-9
Experts	S-9

Prospectus

About this Prospectus	1
About Antares Pharma, Inc.	2
Risk Factors	2
Forward-Looking Statements	3
Use of Proceeds	4
The Securities We May Offer	5
Description of Capital Stock	7
Description of Warrants	9
Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our By-laws	10
Plan of Distribution	12
Legal Matters	14
Experts	14
Where You Can Find More Information	14
Information Incorporated by Reference	15

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may provide to you. We have not authorized anyone to provide you with information that is different. We are offering to sell common stock and seeking offers to buy common stock only in jurisdictions where the offers and sales are permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates.

We provide information to you about this offering in two separate documents. The first part is a prospectus supplement, which describes the specific terms of this offering of our shares of common stock. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about the offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3, Registration Number 333-167975, filed on July 2, 2010, and declared effective on July 21, 2010. Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the "prospectus," we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

The terms “Antares,” the “Company,” “we” and “us” in this prospectus supplement refer to Antares Pharma, Inc. and its subsidiaries, unless the context otherwise requires.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC.  You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-888-SEC-0330.  The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are also available to the public from our website at www.antarespharma.com. However, the information on our website does not constitute a part of this prospectus supplement, nor is it incorporated by reference herein.

In this document, we “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus supplement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;
•	Our Definitive Proxy Statement for our 2011 Annual Meeting of Stockholders, filed with the SEC on April 15, 2011; and
•	The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on September 22, 2004.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (other than Current Reports furnished under Item 2.02 or Item 7.01 (including any financial statements or other exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K unless we otherwise state therein) after the date of this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus supplement, including any exhibits that are specifically incorporated by reference in such documents. Requests for such copies should be directed as follows:

Antares Pharma, Inc.
250 Phillips Boulevard, Suite 290
Ewing, NJ  08618
(609) 359-3020

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, including statements, other than statements of historical facts, included or incorporated in this prospectus supplement regarding our strategy, progress and timing of development programs and related trials and the efficacy of our product candidates, the commercial benefits available to us as a result of our agreements with third parties, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management. The words “may,” “will,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or “appear” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In evaluating such forward-looking statements, you should specifically consider various factors, including the risks outlined under the heading “Risk Factors” contained in any related free writing prospectus and in this prospectus supplement and the accompanying prospectus, and in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made and do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

We cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you.  You should read this prospectus supplement, the accompanying prospectus, the information incorporated by reference in each, and any related free writing prospectus before making an investment decision.  You should pay special attention to the “Risk Factors” section beginning on page S-5 of this prospectus supplement, as well as any “Risk Factor” included in any document incorporated by reference herein, to determine whether an investment in our common stock is appropriate for you.

General

We are an emerging pharma company that focuses on self-injection pharmaceutical products and technologies and topical gel-based products.  Our subcutaneous and intramuscular injection technology platforms include Vibex™ disposable pressure-assisted auto injectors, Vision™ reusable needle-free injectors, and disposable multi-use pen injectors.  Pharmaceutical and biotechnology companies are viewed as our primary customers.

In the injector area, we have licensed our reusable needle-free injection device for use with human growth hormone, or hGh, to Teva Pharmaceutical Industries, Ltd., or Teva, Ferring Pharmaceuticals BV, or Ferring, and JCR Pharmaceuticals Co., Ltd., with Teva and Ferring being our two primary customers.  Our needle-free injection device is used by Teva with the Tjet® injector system to administer their Tev-Tropin® brand hGH marketed in the U.S. and our needle-free injection device is used by Ferring with their 4mg and 10mg hGH formulations marketed as Zomajet® 2 Vision and Zomajet® Vision X, respectively, in Europe and Asia.  We have also licensed both disposable auto and pen injection devices to Teva for use in certain fields and territories and are engaged in product development activities for Teva utilizing these devices.  We are currently developing commercial tooling and automation equipment for Teva related to a fixed, single-dose, disposable injector product containing epinephrine using our Vibex™ auto injector platform.  In addition to development of products with partners, in the first quarter of 2011, we initiated a clinical study evaluating our proprietary Vibex™ MTX methotrexate injection system being developed for the treatment of rheumatoid arthritis.  We also continue to support existing customers of our reusable needle-free devices for the administration of insulin in the U.S. market through distributors.

In the gel-based area, we received notice from the U.S. Food and Drug Administration in April 2011 of the acceptance for filing for review, of a New Drug Application, or NDA, for Anturol®, an oxybutynin ATD™ gel for the treatment of overactive bladder.  The NDA was supported by a Phase 3 clinical trial conducted by us.  We also have a partnership with BioSante Pharmaceuticals, Inc. that includes LibiGel® (transdermal testosterone gel) in Phase 3 clinical development for the treatment of female sexual dysfunction, and Elestrin® (estradiol gel) currently marketed in the U.S. for the treatment of moderate-to-severe vasomotor symptoms associated with menopause.

We have operating facilities in the U.S. and Switzerland.  The U.S. operation directs the manufacturing and marketing of our reusable needle-free injection devices and related disposables, and develops our disposable pressure-assisted auto injector and pen injector systems. These operations, including all development and some U.S. administrative activities, are located in Minneapolis, Minnesota.  Our Pharma division is located both in the U.S. and in Muttenz, Switzerland, where pharmaceutical products are developed utilizing our transdermal systems.

Corporate Information

Our principal executive offices are located at 250 Phillips Boulevard, Suite 290, Ewing, NJ 08618 and our telephone number is (609) 359-3020.  Our Internet address is www.antarespharma.com.  The information on our website is not part of this prospectus supplement.

THE OFFERING

Common Stock offered by us	shares of common stock.

Over-allotment option	shares of common stock.

Offering price per share	$

Common stock outstanding immediately after this offering(1)	shares of common stock.

Use of proceeds
We intend to use the net proceeds from the sale of our common stock offered hereby for general corporate purposes, including the development of our proprietary Vibex™ MTX methotrexate injection system for the treatment of rheumatoid arthritis.

Risk factors
See “Risk Factors” on Page S-5 of this prospectus supplement, page 2 of the accompanying prospectus and “Risk Factors” set forth in our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 14, 2011 (as such may be supplemented and amended from time to time by our filings under the Exchange Act) for a discussion of material risks that prospective purchasers of shares of our common stock should consider.

NYSE Amex Symbol	AIS

(1)  Based on                    shares of our common stock outstanding as of May      , 2011 and assumes that all of the shares offered hereby are sold. The number of shares of common stock outstanding:

•	excludes shares of common stock reserved for issuance under our equity incentive plans, under which shares of common stock are subject to outstanding awards as of May , 2011;
•	excludes shares of common stock reserved for issuance under currently outstanding warrants as of May , 2011; and
•	assumes that the underwriters’ option to purchase up to additional shares to cover over-allotments is not exercised.

RISK FACTORS

Before purchasing our common stock, you should carefully consider the following risk factor and those set forth in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement.  See “Available Information.”  You should also carefully consider all of the other information in this prospectus supplement, the accompanying prospectus, or incorporated by reference herein.  Any of the risks incorporated by reference could have a material adverse impact on our business, prospects, results of operations and financial condition and could therefore have a negative effect on the trading price of our common stock.  Additionally, risks not currently known to us or that we now deem immaterial may also harm us and negatively affect your investment.

Risk related to this offering

Our management will have broad discretion with respect to the use of proceeds of this offering.  We have not identified specific uses for the proceeds of this offering.  You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including the development of our proprietary Vibex™ MTX methotrexate injection system for the treatment of rheumatoid arthritis; however, as of the date of this prospectus supplement, we have not identified any specific material proposed uses of these proceeds.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed for trading on the NYSE Amex under the symbol “AIS.”  The following table sets forth the quarterly high and low closing prices of our common stock on the NYSE Amex for the periods indicated:

	High	Low
Year Ending December 31, 2011
Second Quarter (through May 12, 2011)	$1.86	$1.58
First Quarter	$1.80	$1.51
Year Ended December 31, 2010
Fourth Quarter	$1.73	$1.38
Third Quarter	$1.74	$1.38
Second Quarter	$1.95	$1.48
First Quarter	$1.52	$1.11
Year Ended December 31, 2009
Fourth Quarter	$1.27	$1.07
Third Quarter	$1.21	$.76
Second Quarter	$1.06	$.40
First Quarter	$.48	$.36

On May 12, 2011, the closing sale price of our common stock as reported on the NYSE Amex was $1.80 per share.  The foregoing table shows only historical comparisons.  These comparisons may not provide meaningful information to you in determining whether to purchase shares of our common stock.  You are urged to obtain current market quotations for our common stock and to review carefully the other information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in each, and any related free writing prospectus. See “Available Information.”

DILUTION

The net tangible book value of our common stock on March 31, 2011, as adjusted, was approximately $8,855,456, or approximately $0.10 per share.  Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of common stock outstanding.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.  After giving effect to the sale of shares of common stock in this offering at a sales price of $       per share, our net tangible book value at March 31, 2011 would have been approximately $       , or approximately $       per share. This represents an immediate dilution of $      per share to new investors purchasing shares of common stock in this offering. The following table illustrates this dilution:

Public offering price per share	$

Net tangible book value per share at March 31, 2011		$0.10

Increase per share attributable to new investors for this offering		$

Net tangible book value per share after giving effect to this offering	$

Dilution per share to new investors	$

The number of shares of common stock to be outstanding after the offering is based on the number of shares outstanding as of March 31, 2011 and assumes that all of the shares offered hereby are sold. The number of shares of common stock outstanding:

•	excludes shares of common stock reserved for issuance under our equity incentive plans, under which shares of common stock are subject to outstanding awards as of May , 2011;
•	excludes shares of common stock reserved for issuance under currently outstanding warrants as of May , 2011; and
•	assumes that the underwriters’ option to purchase up to additional shares to cover over-allotments is not exercised.

UNDERWRITING

We have entered into an underwriting agreement with Oppenheimer & Co. Inc., which is acting as sole-book running manager and underwriter. Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the shares offered by this prospectus supplement (other than those covered by the over-allotment option described below) if any are purchased.

The shares should be ready for delivery on or about                  against payment in immediately available funds. The underwriter is offering the shares subject to various conditions and may reject all or part of any order. The underwriter has advised us that it proposes to offer the shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriter may offer some of the shares to other securities dealers at such price less a concession of $       per share. After the shares are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriter to purchase a maximum of                 additional shares from us to cover over allotments. If the underwriter exercises all or part of this option, it will purchase shares covered by the option at the initial public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to public will be $                    , and the total gross proceeds to us will be $                . The underwriter has agreed that, to the extent the over-allotment option is exercised, it will purchase the additional shares.

The following table provides information regarding the amount of the discount to be paid to the underwriter by us, before expenses:

Per Share	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option

We estimate that our total expenses of the offering, excluding the underwriting discount, will be approximately $     .

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

We and certain of our officers and directors have agreed to a 90-day “lock-up” with respect to our shares of common stock covering 15,635,558 shares of common stock and other of our securities beneficially owned by such officers and directors, and including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for any of our equity securities. This means that, subject to certain exceptions, for a period of 90 days following the date of this prospectus supplement, we and certain of our officers and directors may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Oppenheimer & Co. Inc.

Rules of the Securities and Exchange Commission may limit the ability of the underwriter to bid for or purchase shares before the distribution of the shares is completed. However, the underwriter may engage in the following activities in accordance with the rules:

•
Stabilizing transactions—The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotments and syndicate covering transactions—The underwriter may sell more shares of our common stock in connection with this offering than the number of shares that it has committed to purchase. This over allotment creates a short position for the underwriter. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriter’s over-allotment option to purchase additional shares in this offering described above. The underwriter may close out any covered short position either by exercising the over-allotment option or by purchasing shares in the open market. To determine how it will close the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which it may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

Similar to other purchase transactions, the underwriter’s purchases to cover short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the NYSE AMEX or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Prospectus:    A prospectus supplement in electronic format may be delivered to potential investors by the underwriter. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Pursuant to a requirement of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the offeror for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York is representing the underwriters in this offering.

EXPERTS

The consolidated financial statements of Antares Pharma, Inc. and its subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Warrants

This prospectus relates to offers and resales of up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of preferred stock or common stock or preferred stock upon the exercise of warrants. We will bear all costs, expenses and fees in connection with the registration of these securities.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock trades on the NYSE Amex under the symbol “AIS.” On June 30, 2010, the last reported sale price of our common stock on the NYSE Amex was $1.76 per share. You are urged to obtain current market quotations for our common stock.

Investing in our securities involves a high degree of risk. You should carefully review and consider the risks and uncertainties described under the heading “Risk Factors” on page 2 of this prospectus and in any applicable prospectus supplement, any free writing prospectus or any documents incorporated by reference.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities described in this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

The aggregate market value of our outstanding common equity held by non-affiliates on June 30, 2010 was approximately $125,000,000. We have not issued any securities pursuant to Instruction I.B.6 of Form S-3 during the 12-calendar-month period that ends on and includes the date hereof.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 21, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, as well as warrants to purchase any of such securities, either individually or in units, in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus and any applicable prospectus supplement, together with the information incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.” In this prospectus, unless the context specifically indicates otherwise, the terms “the Company,” “Antares,” “we,” “us” and “our” refer to Antares Pharma, Inc. and its subsidiaries.

ABOUT ANTARES PHARMA, INC.

Antares Pharma, Inc., a Delaware corporation, focuses on self-injection delivery technologies and topical gel-based pharmaceutical products. Our subcutaneous and intramuscular injection technology platforms include VIBEXTM disposable pressure-assisted auto injectors, ValeoTM/VisionTM reusable needle-free injectors, and disposable multi-use pen injectors. In the injector area, we have a multi-product deal with Teva Pharmaceutical Industries, Ltd that includes Tev-Tropin® human growth hormone and a partnership with Ferring Pharmaceuticals. In the gel-based area, our lead product candidate, Anturol® an oxybutynin ATDTM gel for the treatment of OAB (overactive bladder), is currently under evaluation in a pivotal Phase 3 trial. We also have a partnership with BioSante that includes LibiGel® (transdermal testosterone gel) in Phase 3 clinical development for the treatment of female sexual dysfunction (FSD), and Elestrin® (estradiol gel) indicated for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, and currently marketed in the United States.

We have operating facilities in the U.S. and Switzerland.  The U.S. operation manufactures and markets our reusable needle-free injection devices and related disposables, and develops our disposable pressure-assisted auto injector and pen injector systems. These operations, including all development and some U.S. administrative activities, are located in Minneapolis, Minnesota.  We also have operations located in Switzerland, which is focused on transdermal gels and has a number of license agreements with pharmaceutical companies for the application of our drug delivery systems.  Our corporate offices are located in Ewing, New Jersey.  Our telephone number is (609) 359-3020. Our website address is http://www.antarespharma.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2009 and filed with the SEC on March 24, 2010, as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference into this prospectus, any applicable prospectus supplement and any free writing prospectus, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, including statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, progress and timing of development programs and related trials and the efficacy of our product candidates, the commercial benefits available to us as a result of our agreements with third parties, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management. The words “may,” “will,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or “appear” or the negative of these terms or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In evaluating such forward-looking statements, you should specifically consider various factors, including the risks outlined under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in any related free writing prospectus and any applicable prospectus supplement, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. The discussion of risks and uncertainties set forth in those filings is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made and do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

We cannot assure you that the forward-looking statements in this registration statement and the documents incorporated by reference herein and therein will prove to be accurate. In addition, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, if at all. We may not update these forward-looking statements, even though our situation may change in the future.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for research and development and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, but we currently have no commitments or agreements relating to any of these types of transactions. The amount and timing of the expenditures will depend on numerous factors, such as the timing and progress of our clinical trials and research and development efforts, commercialization efforts and the competitive environment for our product candidates. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

THE SECURITIES WE MAY OFFER

We may, from time to time, offer under this prospectus, separately or together, the following securities with a total value of up to $100,000,000 at prices and on terms to be determined at the time of any offering:

•	shares of common stock;
•	shares of preferred stock; and
•	warrants to purchase shares of common stock, preferred stock or any combination of such shares.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate offering price;
•	rates and times of payment of dividends, if any;
•	redemption, conversion, exercise, exchange or sinking fund terms, if any;
•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any;
•	conversion prices, if any; and
•	important United States federal income tax considerations.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS
ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities described in this prospectus directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

Common Stock. We may issue shares of our common stock, par value $0.01 per share, from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors, or a committee thereof, out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Preferred Stock. We may issue shares of our preferred stock, par value $0.01 per share, from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including any dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of our preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus forms a part, or file in a Current Report on Form 8-K and incorporate by reference in the registration statement of which this prospectus form a part, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement relating to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants. We may issue warrants for the purchase of common stock and preferred stock in one or more series. We may issue warrants independently or together with common stock and preferred stock, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Each series of warrants may be issued under a separate warrant agreement that we may enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agreement will be filed as an amendment to the registration statement of which this prospectus forms a part or filed in a Current Report on Form 8-K and incorporated by reference in the registration statement of which this prospectus forms a part.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share, and 3,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2010, there were 83,442,686 shares of our common stock outstanding, outstanding options to purchase 7,385,220 shares of our common stock, outstanding warrants to purchase 18,019,159 shares of our common stock and no shares of preferred stock outstanding.

The following description of our capital stock is based on the provisions of our certificate of incorporation, as amended to date, or certificate of incorporation, our by-laws, as amended to date, or by-laws, and the applicable provisions of the General Corporation Law of the State of Delaware, or the DGCL. This description summarizes the material terms and provisions of these securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our certificate and our by-laws that are incorporated by reference into the registration statement of which this prospectus forms a part and, with respect to our preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate, if any, as well as the applicable provisions of the DGCL. For information on how to obtain copies of our certificate of incorporation and by-laws, which are exhibits to the registration statement of which this prospectus forms a part, see the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

Description of Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to the preferential rights of any holders of our preferred stock, dividends may be declared and paid or set apart for payment to holders of our common stock out of any of our assets or funds legally available, but only when and as declared by our board of directors. In the event of a liquidation, dissolution or winding up of us, holders of our common stock would be entitled to share in our assets remaining after the payment of our debts and liabilities and the satisfaction of any liquidation preference granted to any holders of our outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Our common stock is not convertible into, or exchangeable for, any other class or series of our capital stock. Holders of our common stock do not have preemptive or other rights to subscribe for or purchase additional securities of ours. The transfer agent and registrar for our common stock is Wells Fargo Shareholder Services, whose address is 161 North Concord Exchange, South St. Paul, MN 55075, and whose telephone number is (651) 450-4093. Our common stock is listed on the NYSE Amex under the symbol “AIS.”

Description of Preferred Stock

Our board of directors is authorized, without stockholder approval, subject to any limitations prescribed by applicable law or the NYSE Amex, to issue from time to time up to an aggregate of 3,000,000 shares of our preferred stock in one or more series. Our certificate of incorporation does not restrict the repurchase or redemption of shares of our preferred stock while there are arrears in the payment of any dividends or sinking fund installments. Each series of preferred stock will have the rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as our board of directors determines.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify, among other things:

•	the number of shares in the series of preferred stock;
•	the number of shares we are offering;
•	the purchase price;
•	the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;
•	the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;
•	the voting rights of that series of preferred stock, if any;
•	any conversion provisions applicable to that series of preferred stock;
•	any redemption or sinking fund provisions applicable to that series of preferred stock;
•	the liquidation preference per share of that series of preferred stock;
•	the terms of preemptive rights, if any, applicable to that series of preferred stock;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	any listing of the preferred stock on any securities exchange or market;
•	restrictions on transfer, sale or other assignment, if any; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Warrants

As of June 30, 2010, warrants to purchase 18,019,159 shares of our common stock were outstanding. These warrants have a weighted average exercise price of $1.56 per share and expire between February 28, 2011 and September 22, 2014.

Registration Rights

We entered into investor rights agreements with certain of our stockholders in July 2007 and March 2006 in connection with private placements of our common stock. Under the terms of these investor rights agreements, certain of our stockholders had registration rights with respect to certain shares of our common stock purchased in the private placements. All of the shares of our common stock subject to the registration rights in these investor rights agreements have been registered.

DESCRIPTION OF WARRANTS

General

This prospectus describes the general terms and provisions of the warrants we may offer and sell under this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement as well as any general terms described in this section that will not apply to those warrants.

We may issue warrants for the purchase of shares of our common stock, preferred stock or any combination of such shares. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants may be issued under a separate warrant agreement that we may enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. Any warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holder of warrants or beneficial owners of warrants. A form of warrant agreement and warrant will be filed as an amendment to the registration statement of which this prospectus forms a part or filed in a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus form a part.

The following summaries of the material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable:

•	the aggregate number of the securities covered by the warrant;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrant;
•
the exercise price for shares of our preferred stock, any provisions relating to changes or adjustments in the exercise price, the number of shares of preferred stock to be received upon exercise and a description of that series of our preferred stock;

•	the exercise price for shares of our common stock, any provisions relating to changes or adjustments in the exercise price and the number of shares of common stock to be received upon exercise;
•	the expiration date for exercising the warrant;
•	the minimum or maximum amount of warrants that may be exercised at any time;
•	a discussion of United States federal income tax consequences; and
•	any other material terms of the securities warrants.

After the warrants expire they will become void. The prospectus supplement will describe how to exercise the warrants. The prospectus supplement may also provide for certain adjustments of the exercise price of the warrants.
Until a holder exercises the warrants to purchase our common stock or preferred stock, that holder will not have any rights as a holder of our common stock or preferred stock by virtue of ownership of the warrants.

ANTI-TAKEOVER EFFECTS OF DELAWARE LAW,
OUR CERTIFICATE OF INCORPORATION AND OUR BY-LAWS

The following paragraphs summarize certain provisions of the DGCL, our certificate of incorporation and our by-laws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the General Corporation Law of the State of Delaware and to our certificate of incorporation and by-laws, copies of which are on file with the SEC and may be obtained as set forth in the section of this prospectus entitled “Where You Can Find More Information.”

General

Certain provisions of our certificate of incorporation and by-laws and the DGCL could make our acquisition by a third party, a change in our incumbent management or a similar change of control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;
•	an acquisition of us by means of a proxy contest or otherwise; or
•	the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly-held Delaware corporation from engaging in a business combination with any interested stockholder for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets. In general, an interested stockholder is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Removal of Directors and Vacancies

Our certificate of incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of 70% of our shares of capital stock entitled to vote at an election of directors. Under our certificate of incorporation, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Staggered Board of Directors

Our board of directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect stockholders’ ability to change control of our company even if a change in control were in the stockholders’ interest.

No Cumulative Voting

Our certificate of incorporation and by-laws do not provide for cumulative voting.

Stockholder Meetings

Our certificate of incorporation and our by-laws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and our by-laws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by a resolution approved by the majority of our board of directors. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Stockholders may only consider proposals or nominations at an annual meeting specified in the notice of the meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Undesignated Preferred Stock

The authorization in our certificate of incorporation of undesignated preferred stock makes it possible for our board of directors, without obtaining further stockholder approval, to issue preferred stock with voting rights or other rights or preferences that could impede the success of any attempt to take control of us.

Supermajority Voting for Certain Amendments to Our Certificate of Incorporation and By-laws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our certificate of incorporation requires the affirmative vote of at least 70% of the shares entitled to vote, as well as the affirmative vote of at least 70% of the shares of each class of capital stock entitled to vote as a class, to amend or repeal any provision of Articles VI, VII, VIII, IX or X of our certificate of incorporation. Our certificate of incorporation also requires the affirmative vote of at least 70% of the shares entitled to vote, voting as a single class, to amend or repeal our by-laws, except that if our board of directors recommends that our stockholders approve an amendment or repeal, then such recommended amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote, voting as a single class.

PLAN OF DISTRIBUTION

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

•	underwritten public offerings;
•	negotiated transactions;
•	block trades;
•
“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise, at prevailing market prices; or

•	through a combination of these methods.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, if any;
•
if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities and the proceeds we will receive from the sale;
•
if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts, commissions or commissions allowed or reallowed or paid to dealers;
•	the identity and relationships of any finders, if applicable; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter of the securities offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than 8% of the aggregate amount of securities offered pursuant to this prospectus and any applicable prospectus supplement.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Each series of the offered securities will be a new issue and, other than the shares of common stock which are listed on the NYSE Amex, will have no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

In connection with an offering, the underwriters may purchase and sell the offered securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of offered securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the offered securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased offered securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the offered securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of any securities offered by us in the applicable prospectus supplement will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Antares Pharma, Inc. as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009 have been incorporated by reference in this prospectus and elsewhere in the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 financial statements refers to the adoption of Financial Accounting Standards Board Accounting Standards Update 2009-13, Revenue Arrangements with Multiple Deliverables, in the third quarter of 2009 with retrospective application to January 1, 2009.

WHERE YOU CAN FIND MORE INFORMATION

           This prospectus is part of a registration statement that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (www.sec.gov).

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the documents listed below and any future documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (other than information furnished to, and not filed with, the SEC) prior to the termination of this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010;
•	our Current Report on Form 8-K filed with the Commission on June 1, 2010; and
•
the description of our common stock our registration statement on Form 8-A filed with the SEC on September 22, 2004 (File No. 333-06661), including any amendments or reports filed for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call or write us at the following address and telephone number:

Antares Pharma, Inc.
250 Phillips Blvd., Suite 290
Ewing, New Jersey 08618
(609) 359-3020

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

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Antares Pharma, Inc.

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Oppenheimer & Co.